December 30, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

ATTN:    Document Control - EDGAR

RE:      American Enterprise Variable Annuity Account
         Post-Effective Amendment No. 2
         Registration Statement on Form N-4
         File Nos. 333-85567 and 811-7195

Dear Commissioners:

American Enterprise Variable Annuity Account , the Registrant, filed Post-Effective Amendment No. 2, dated December 30, 1999, to the above-referenced Form N-4 Registration Statement. Pursuant to Rule 485(a)(3) under the Securities Act of 1933, the Principal Underwriter for the Registrant, American Express Financial Advisors Inc., now respectfully requests that the effective date of the Registration be accelerated and that the Registration Statement be declared effective on February 9, 2000, or as soon as practicable thereafter, but not later than February 14, 2000.

Yours truly,

American Express Financial Advisors, Inc.
(Principal Underwriter)




/s/  William A. Stoltzmann
     William A.Stoltzmann
     Vice President and Assistant General Counsel